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                                                                   EXHIBIT 10.23



                             MASTER AMENDMENT NO. 1
                                       to
         MOTOROLA INC. RADIUS COMMUNICATION PRODUCTS RESELLER AGREEMENT
                                 ("Agreement")
                                    between
                          MOTOROLA, INC. ("Motorola")
                                      and


                      BearCom Operating L.P. ("Reseller")

                           Dallas, TX (City, State")


     Effective the Motorola execution date shown below, Reseller and Motorola agree that the Agreement is changed as follows:

A. Subparagraph 9(b)(8) of the Agreement entitled, "TERM, TERMINATION" is replaced in its entirety with the following:


          "any direct or indirect sale of the Products by Reseller that does not comply with Reseller's covenant to limit its distribution of the Products purchased under this Agreement to direct sale by Reseller only to customers at retail for end use as limited by the terms and conditions of this Agreement."

B.   The following new sections are added to the end of the Agreement:

"    AA.  RESELLER MARKETING REPORTS

          Reseller shall provide to Motorola by the first Wednesday of each month during any term of this Agreement, a marketing report ("Reseller Marketing Report") by customer name setting forth the number of units of each of the Products sold by Reseller during the preceding month, including dollar volume of sales by ultimate destination zip code, customer Standard Industrial Code ("SIC"), or other categories or industry groupings requested by Motorola. Reseller shall provide said information by completing and sending to Motorola a marketing report in whatever form requested by Motorola. The current form of marketing report is attached to this amendment as Attachment 1-Reseller Marketing Report Form.

          In the event Reseller fails to provide Motorola any marketing report called for by this Agreement and Reseller fails to cure such failure within fifteen (15) days of notice of such failure from Motorola then, in addition to Motorola's other rights and remedies under the Agreement, at law or in equity, Motorola may withhold any further processing of any Reseller order for Products until each such report is provided to Motorola as required by the Agreement.

BB.  Per Unit Administrative Processing Charge

          Reseller agrees to limit its distribution of the Products purchased under the Agreement to direct sale by Reseller to customers at retail for end use as limited by the terms and conditions of the Agreement. Reseller acknowledges that its defined role in Motorola's distribution system is necessary in order to encourage Motorola, Reseller and Motorola's other resellers, distributors and dealers to make the distribution efforts necessary to expand Motorola's distribution of Products and to provide the highest levels of customer satisfaction.


                                                              (See Reverse Side)
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          Reseller and Motorola agree that Motorola shall incur serious damages if Reseller's sale of any Products unit fails to comply with the aforementioned provisions of the Agreement and, further, that the amount of those damages are uncertain and difficult of estimation because such damages include by way of illustration but not limitation, Motorola undertaking a variety of record keeping, administrative and operational activities and the costs and expenses related thereto for each such breach of the Agreement by Reseller.

          In addition to Motorola's other rights and remedies under the Agreement, at law or in equity, to compensate Motorola for such damages, Motorola and Reseller agree that for each such Products unit sale, as stipulated damages and not as a penalty, on a per Products unit involved in the transaction basis, the stipulated sum shall be a Per Unit Administrative Processing Charge which shall consist of the difference between Motorola's Suggested List Price and the Reseller purchase price listed in Motorola's then current Reseller Price Book for each Products unit involved in each such non-compliant sale ("Per Unit Administrative Processing Charge"). To assist in the identification of each Reseller Products unit subject to the Per Unit Administrative Processing Charge"). To assist in the identification of each Reseller Products unit subject to the Per Unit Administrative Processing Charge, Reseller shall give to Motorola full cooperation and access to all of the Reseller's books, contracts and records related in any way to Reseller's sale of Products units, and to furnish to Motorola all other information with respect to its affairs, as deemed necessary by Motorola, to identify each such Products unit.

          Motorola shall invoice Reseller for each Per Unit Administrative Processing Charge. Payment for each such invoice shall be due upon Reseller's receipt of invoice. In the event Reseller fails to pay an outstanding Per Unit Administrative Processing Charge invoice within thirty (30) days of the date such payment is due, in addition to Motorola's other rights and remedies under the Agreement, at law or in equity, Motorola may withhold any further processing of any Reseller order for Products until such payment is made."



C. This Master Amendment No. 1 replaces and supercedes any existing amendment to the Agreement which had as its purpose an amendment to Paragraph 9(b)(8) of the Agreement. Upon the Motorola execution date shown below, any such existing amendment between Reseller and Motorola is no longer of any force or effect.

Except as specifically amended above, the Agreement remains in full force and effect in accordance with all its terms, conditions and amounts.

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MOTOROLA, INC.:                                   RESELLERS:

                                                  PAGE COM GP INC

By: /s/ LEO ZIMINSKY                            By:  /s/ JOHN P. WATSON
   --------------------------------------            -----------------------------------------

Print Name:  Leo Ziminsky                         Print Name:  John P. Watson
            -----------------------------                    ---------------------------------

Title:    VP, Division General Manager,           Print Title:  Gen'l Partner
          RPAG - US & CANADA                                   -------------------------------
                                                     General Partner of Bearcom Operating LP

Motorola Execution Date:  Sept 20 1996            Reseller Execution Date:  9-11-96
                        -----------------                                 --------------------
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